Exhibit (h)(3)(iii)

1801 California St., Suite 5200 Denver, Colorado 80202 (720) 493-4256

February 25, 2019

State Street Bank and Trust Company

Channel Center

1 Iron Street

Boston, MA 02210

Attention:	Wendy Silverman

William R. Sacco

Re:	Master Sub-Administration Agreement

Ladies and Gentlemen:

Reference is made to a Master Sub-Administration Agreement dated December 17, 2012, as amended (the “Sub-Administration Agreement”) by and among Transamerica Fund Services, Inc. and State Street Bank and Trust Company (“State Street”).

In accordance with Section 23, the Additional Funds provision, of the Sub-Administration Agreement, the undersigned hereby requests that State Street act as Sub-Administrator for each separate series of each Fund (as defined in the Sub-Administration Agreement) as listed on Schedule A attached hereto under the terms of the Sub-Administration Agreement. In connection with such request, the undersigned hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the Sub-Administration Agreement.

Kindly indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one and retaining one for your records.

Sincerely,

TRANSAMERICA FUND SERVICES, INC.

By:	/s/ Vincent J. Toner
Name:	Vincent J. Toner
Title:	Vice President, Administration and Treasurer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:
Effective Date: March 1, 2019

SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

As of March 1, 2019

Management Investment Companies Registered with the SEC and Portfolios thereof, if any

Transamerica Funds

Transamerica ClearTrack 2015
Transamerica ClearTrack 2020
Transamerica ClearTrack 2025
Transamerica ClearTrack 2030
Transamerica ClearTrack 2035
Transamerica ClearTrack 2040
Transamerica ClearTrack 2045
Transamerica ClearTrack 2050
Transamerica ClearTrack 2055
Transamerica ClearTrack 2060
Transamerica ClearTrack Retirement Income
Transamerica Asset Allocation – Conservative Portfolio
Transamerica Asset Allocation – Growth Portfolio
Transamerica Asset Allocation – Intermediate Horizon
Transamerica Asset Allocation – Long Horizon
Transamerica Asset Allocation – Moderate Growth Portfolio
Transamerica Asset Allocation – Moderate Portfolio
Transamerica Asset Allocation – Short Horizon
Transamerica Balanced II
Transamerica Bond
Transamerica Capital Growth
Transamerica Concentrated Growth
Transamerica Core Bond
Transamerica Dividend Focused
Transamerica Dynamic Allocation
Transamerica Dynamic Income
Transamerica Emerging Markets Debt
Transamerica Emerging Markets Equity
Transamerica Event Driven
Transamerica Floating Rate
Transamerica Global Equity
Transamerica Global Multifactor Macro
Transamerica Global Real Estate Securities
Transamerica Government Money Market
Transamerica Growth
Transamerica High Quality Bond
Transamerica High Yield Bond
Transamerica High Yield Muni
Transamerica Inflation Opportunities
Transamerica Inflation-Protected Securities

Transamerica Intermediate Bond
Transamerica Intermediate Muni
Transamerica International Equity
Transamerica International Growth
Transamerica International Small Cap Value
Transamerica International Stock
Transamerica International Value
Transamerica Large Cap Value
Transamerica Large Core
Transamerica Large Growth
Transamerica Large Value Opportunities
Transamerica Long/Short Strategy
Transamerica Managed Futures Strategy
Transamerica Mid Cap Growth
Transamerica Mid Cap Value
Transamerica Mid Cap Value Opportunities
Transamerica MLP & Energy Income
Transamerica Multi-Cap Growth
Transamerica Multi-Managed Balanced
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Short-Term Bond
Transamerica Small Cap Core
Transamerica Small Cap Growth
Transamerica Small Cap Value
Transamerica Small/Mid Cap Value
Transamerica Stock Index
Transamerica Strategic High Income
Transamerica Total Return
Transamerica Unconstrained Bond
Transamerica US Growth

Transamerica Series Trust

Transamerica 60/40 Allocation VP
Transamerica Aegon High Yield Bond VP
Transamerica Aegon U.S. Government Securities VP
Transamerica American Funds Managed Risk VP
Transamerica Barrow Hanley Dividend Focused VP
Transamerica BlackRock Equity Smart Beta 100 VP
Transamerica BlackRock Global Allocation Managed Risk – Balanced VP
Transamerica BlackRock Global Allocation Managed Risk – Growth VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Global Real Estate Securities VP
Transamerica BlackRock Government Money Market VP
Transamerica BlackRock Smart Beta 40 VP
Transamerica BlackRock Smart Beta 50 VP
Transamerica BlackRock Smart Beta 75 VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Greystone International Growth VP
Transamerica International Equity Index VP
Transamerica Janus Balanced VP
Transamerica Janus Mid-Cap Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Asset Allocation – Conservative VP
Transamerica JPMorgan Asset Allocation – Growth VP
Transamerica JPMorgan Asset Allocation – Moderate Growth VP
Transamerica JPMorgan Asset Allocation – Moderate VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan International Moderate Growth VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Legg Mason Dynamic Allocation – Balanced VP
Transamerica Legg Mason Dynamic Allocation – Growth VP
Transamerica Levin Large Cap Value VP
Transamerica Madison Balanced Allocation VP
Transamerica Madison Conservative Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Managed Risk – Balanced ETF VP
Transamerica Managed Risk – Conservative ETF VP
Transamerica Managed Risk – Growth ETF VP
Transamerica Market Participation Strategy VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Multi-Managed Balanced VP
Transamerica Multi-Manager Alternative Strategies VP
Transamerica PIMCO Tactical – Balanced VP
Transamerica PIMCO Tactical – Conservative VP
Transamerica PIMCO Tactical – Growth VP
Transamerica PIMCO Total Return VP
Transamerica PineBridge Inflation Opportunities VP
Transamerica ProFund UltraBear VP
Transamerica QS Investors Active Asset Allocation - Conservative VP
Transamerica QS Investors Active Asset Allocation - Moderate Growth VP
Transamerica QS Investors Active Asset Allocation - Moderate VP
Transamerica Small/Mid Cap Value VP

Transamerica T.Rowe Price Small Cap VP
Transamerica Torray Concentrated Growth VP
Transamerica TS&W International Equity VP
Transamerica U.S. Equity Index VP
Transamerica WMC US Growth VP
Transamerica WMC US Growth II VP

Transamerica Asset Allocation Variable Funds

Transamerica Asset Allocation – Intermediate Horizon Subaccount
Transamerica Asset Allocation – Intermediate/Long Horizon Subaccount
Transamerica Asset Allocation – Short Horizon Subaccount

Transamerica Small Company Growth Liquidating Trust

Transamerica Global Allocation Liquidating Trust

Transamerica Arbitrage Strategy Liquidating Trust